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                Exhibit 99.4 - Form of Selling Stockholder Letter

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                      BBJ Environmental Technologies, Inc.
                         6802 Citicorp Blvd., Suite 500
                              Tampa, Florida 33619

To Selling Stockholder:                                          July ____, 2002
   (named above):

         BBJ Environmental Technologies, Inc. (the "Company") has filed an amended Form SB-2 Registration Statement (file no. 333- ) with the Securities and Exchange Commission, (the "Registration Statement"), seeking to register certain specified shares of Common Stock of the Company owned by you and/or to be acquired by you. We request that you read the Registration Statement, which can be obtained by accessing our website at www.bbjenviro.com. In the event that there are any errors or inaccurate or incomplete statements in the Registration Statement pertaining to the information regarding you and your beneficial ownership of Your Registered Common Stock (as defined herein) under "Selling Stockholders" or your plan of sale under "Plan of Distribution" or the information contained herein, we ask that you immediately notify us so that we can correct the Registration Statement and Prospectus included therein. We ask that you pay special attention to the number of shares of record that you own under "Selling Stockholders" beginning on page 49 of the Prospectus.

         In connection with the Registration Statement, it is necessary for us to advise you or confirm the following (it being understood that you must promptly advise us in writing of any inaccurate or incomplete statements made below and the reasons why they are inaccurate or incomplete):

         (a) You are the sole beneficial owner of the Company's Common Stock, including Common Stock that may be acquired by you (hereinafter collectively referred to as "Your Registered Common Stock"), listed under your name under "Selling Stockholders" and no other person has any interest, directly or indirectly, in such shares or the proceeds of any sales thereof.

         (b) You desire to offer for sale the number of shares of Common Stock that are indicated in the Registration Statement under "Selling Stockholders."

         (c) Your Registered Common Stock will only be offered after the effectiveness of the Registration Statement and then only in accordance with the Securities Act of 1933 (the "1933 Act"). You will not offer to sell any of Your Registered Common Stock through or to a broker/dealer who is a member of the National Association of Securities Dealers, Inc. without first (i) notifying us in writing, Attention: Michael J. Gordon, of the name of the NASD broker-dealer who will execute your sale of the Company's Common Stock, (ii) the participating NASD broker/dealer obtaining clearance of his participation in the sale of Your Registered Common Stock of the Company from the NASD Regulation, Inc. and (iii) the Company amending its prospectus included in its Registration Statement, to the extent

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required by the Securities Act of 1933, as amended, to disclose the names, compensation and selling arrangements with respect to each participating broker/dealer.

         (d) The reason for the future sale of Your Registered Common Stock will be solely to convert your investment into cash and not because you have any undisclosed material adverse information with respect to the current and prospective operations of the Company. You will be supplied with copies of the definitive Prospectus filed by the Company and you will before selling any of Your Registered Common Stock supply copies to the purchasers of Your Registered Common Stock and to any NASD broker-dealer who intends to execute any trades in connection with Your Registered Common Stock.

         (e) You acknowledge that you are hereby advised that, with respect to Your Registered Common Stock, you may be deemed to be an "underwriter" for the purposes of the 1933 Act and that brokers or dealers who execute sales for you may also be considered "underwriters." In such connection, you are advised that the provisions of the Securities Exchange Act of 1934 (the "1934 Act") will also be applicable to sales by you or Your Registered Common Stock. Your particular attention is called to Regulation M of the General Rules and Regulations promulgated under the 1934 Act. Such rules contain various prohibitions against trading by persons interested in a distribution and against so-called "stabilization" activities. A distribution in this instance would be the sale by you of Your Registered Common Stock. Among these prohibitions is the prohibition which in effect states that it is unlawful for you, either alone or with others, to bid for, or purchase, for any account in which you have a beneficial interest, any securities of the Company or to attempt to induce any person to purchase such securities until after you have completed the sale of Your Registered Common Stock. You are further advised that all sales by you of Your Registered Common Stock must be effected by you or your selling broker delivering a final Prospectus which meets the requirements of the 1933 Act. It is suggested that upon your being notified of the effectiveness of the Registration Statement permitting sales by you of Your Registered Common Stock, no sales be made by you without prior consultation with your personal attorney so that compliance with the provisions of the referenced Acts and Rules can be insured. You are advised by us to comply with the aforesaid prohibition against trading by persons interested in a distribution and will effect no transaction for the purpose of stabilizing the price of the securities and are requested by us to report to the Company all sales made by you.

                                            Very truly yours,

                                            BBJ ENVIRONMENTAL TECHNOLOGIES, INC.



                                            Jerry V. Schinella
                                            President